UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   June 8, 2007
Date of Report (Date of earliest event reported)

     CENTRUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 200
Blaine, Washington	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3788

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective June 8, 2007, Centrus Ventures Inc. (the "Company") amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by splitting its issued and authorized capital on a 3-for-1 basis. Accordingly, the Company’s authorized capital of common stock has been increased from 100,000,000 shares to 300,000,000 shares of common stock, $0.001 par value per share, and the Company’s issued and outstanding shares were increased on a 3-for-1 basis such that each shareholder now holds three shares for each one share previously held.

As a result of the stock split, the Company now has 37,468,926 shares of common stock outstanding.

A copy of the Company’s file-stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

ITEM 7.01 REGULATION FD DISCLOSURE

NEW STOCK SYMBOL

As a result of the 3-for-1 stock split, the Company’s trading symbol has been changed to “CTUV.” effective June 8, 2007. As this is a true stock split, shareholders will need to surrender their old pre-split certificates to obtain a new certificate representing the post-split shares. Shareholders of record as of June 8, 2007 are entitled to redeem their existing share certificates for a new certificate reflecting the new number of shares. A letter of transmittal for that purpose will be sent to the Company’s shareholders.

PRIVATE PLACEMENT FINANCINGS

On June 11, 2007, the Board of Directors has approved two concurrent private placements as follows:

U.S. PRIVATE PLACEMENT

The Company’s Directors have approved a private placement offering of up to 1,000,000 shares (the “Shares”) at a price of $1.00 US per Share (the “US Offering”).

The offering will be made in the United States to persons who are accredited investors as defined in Regulation D of the Securities Act of 1933.

The Company will pay a commission of 10% to licensed brokers or investment dealers or other qualified finders (the “Brokers”) in connection with the US Offering and issue to the Brokers warrants (the “Brokers Warrants”) entitling them to purchase up to 10% of the number of Shares placed by them at a price of $1.25 US per Share for a period of two years from closing of the US Offering.

The Company will grant piggyback registration rights in respect of the shares comprising the US Offering and the shares to be issued upon exercise of the Brokers Warrants, such registration rights to be subject to any restrictions that may be required by any underwriter of any offering in respect of which such registration rights may apply.

FOREIGN PRIVATE PLACEMENT

The Company’s Directors have also approved a concurrent private placement offering of up to 5,000,000 Shares to persons who are not “U.S. Persons” as defined in Regulation S of the Securities Act of 1933 (the “Foreign Offering”).

The Company will pay a commission of 10% to licensed brokers or investment dealers or other qualified finders (the “Brokers”) in connection with the Foreign Offering and issue to the Brokers warrants (the “Brokers Warrants”) entitling them to purchase up to 10% of the number of Shares placed by them at a price of $1.25 US per Share for a period of two years from closing of the Foreign Offering.

The Company will grant piggyback registration rights in respect of the shares comprising the Foreign Offering and the shares to be issued upon exercise of the Brokers Warrants, such registration rights to be subject to any restrictions that may be required by any underwriter of any offering in respect of which such registration rights may apply.

The proceeds of the U.S. Private Placement and the Foreign Private Placement offerings will be used to fund the Company’s proposed merger candidate Royal Mines Inc. and development and for general corporate purposes. There is no assurance that the U.S. Private Placement or the Foreign Private Placement offerings or any part of them will be completed. There is no assurance that the Company will enter into a formal merger agreement or complete a merger with Royal Mines Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Change Pursuant to NRS 78.209 increasing the authorized capital of common stock to 300,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUS VENTURES INC.

Date: June 11, 2007
By: /s/ Kevin B. Epp
KEVIN B. EPP, PRESIDENT